Exhibit 99.1

August 3, 2015

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen
Communications Manager	Vice President, Investor Relations
(614) 460-5544	(219) 647-5688
kstammen@nisource.com	rghulen@nisource.com

NiSource Reports Second Quarter 2015 Earnings

•	Financial results in line with expectations

•	Credit rating upgraded by Standard & Poor’s, outlook raised by Fitch Ratings

•	Successfully completed the separation of Columbia Pipeline Group on July 1, 2015

•	Dividend, earnings growth outlook reaffirmed

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings per share - controlling interest (non-GAAP) of $56.8 million, or $0.18 per share, for the three months ended June 30, 2015, compared with $77.9 million, or $0.25 per share for the same period in 2014. Operating earnings (non-GAAP) for the second quarter were $212.1 million, compared to $219.1 million in the prior period.

Second quarter net operating earnings - controlling interest (non-GAAP) were lower primarily due to additional interest expense related to Columbia Pipeline Group's (CPG) long-term debt issuance prior to its separation from NiSource and the impact of non-controlling interest in Columbia Pipeline Partners, which was formed in February 2015.

On a GAAP basis, NiSource reported a loss from continuing operations - controlling interest of $36.1 million, or $0.11 per share, for the three months ended June 30, 2015, compared with income of $78.5 million, or $0.25 per share, for the same period in 2014. Operating income for the second quarter was $165.1 million, compared to $219.6 million in the prior period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP net income and operating income, respectively.

On July 1, 2015, NiSource successfully completed the separation of CPG through a distribution of all of the common stock of CPG held by NiSource to NiSource shareholders. CPG is now an independent public company trading on the NYSE under the symbol CPGX. NiSource maintains no ownership interest in CPG or Columbia Pipeline Partners following this separation. The financial information presented today includes CPG reportable segment results, as CPG remained part of NiSource through June 30, 2015. Beginning with the third quarter, CPG will be reported as discontinued operations in NiSource financial results.

“Now that the separation is complete, the foundation is set for NiSource to execute on our pure-play utility growth strategy which will enhance services to our customers and communities, and is expected to deliver sustainable earnings and dividend growth,” said NiSource President and Chief Executive Officer Joseph Hamrock. “With solid, investment-grade credit ratings, $30 billion of identified long-term gas and electric system enhancement opportunities, and constructive regulatory environments across our seven states, our path forward is clear.”

Hamrock reaffirmed that NiSource expects to deliver non-GAAP net operating earnings per share of $1.00-$1.10 in 2016 with planned infrastructure enhancement investments reaching approximately $1.4 billion. NiSource continues to project long-term earnings and dividend growth of 4-6 percent annually.

On July 2, NiSource declared a quarterly dividend of 15.5 cents per share, consistent with the company's intention, announced in May, to increase the combined (NiSource and CPG) dividend.

In June, NiSource received confirmation of its post-separation investment-grade credit ratings. Standard & Poor’s upgraded NiSource’s credit rating to BBB+ from BBB-, Fitch Ratings revised its outlook on NiSource to BBB- (positive) from BBB- (stable), and Moody’s reaffirmed its rating of NiSource at Baa2.

NiSource’s utilities continue execution of core infrastructure investment programs supported by complementary regulatory and customer initiatives.

NiSource remains on track to invest approximately $1.3 billion during 2015 as part of its $30 billion of long-term regulated utility infrastructure investment opportunities across its natural gas and electric utilities. Approximately 75 percent of these investments are expected to be revenue-generating investments, which help improve reliability and safety, enhance customer service and reduce emissions - all while generating sustainable long-term growth.

Gas Distribution Operations

•
Columbia Gas of Massachusetts (CMA) has reached a settlement agreement in principle with the Massachusetts Attorney General in its base rate case. The settlement agreement is expected to be finalized and filed for approval with the Massachusetts Department of Public Utilities (DPU) in August 2015. The case seeks to recover costs to support CMA’s multi-year modernization plan to maintain the safety and reliability of natural gas service for customers.

•
Columbia Gas of Pennsylvania’s (CPA) base rate case is progressing on schedule and remains pending before the Pennsylvania Public Utility Commission. Filed in March, the case supports the continuation of CPA’s infrastructure modernization and safety programs. If approved as filed, the case would increase annual revenues by approximately $46 million. A decision is expected by the end of this year.

•
On June 30, the hearing examiner in Columbia Gas of Virginia's pending base rate case recommended specific fixed customer charges for each rate class, addressing the final outstanding issue in the case. The commission had previously found that the stipulated annual revenue increase of $25.2 million is reasonable. A final order in the case is expected later this year.

•
As announced previously, CMA received DPU approval of its 2015 Gas System Enhancement Plan on April 30. Cost recovery associated with the 2015 investments outlined in the plan began on May 1, and is projected to increase annual revenues by approximately $2.6 million.

Electric Operations

•
On May 26, Northern Indiana Public Service Company (NIPSCO), the Indiana Office of Utility Consumer Counselor and some of NIPSCO’s largest industrial customers reached a settlement agreement that resolved all concerns raised by the parties in an Indiana Court of Appeals proceeding surrounding the company’s long-term Electric Infrastructure Modernization Plan. As part of the agreement, NIPSCO will file a base rate case, followed by a new seven-year plan in the fourth quarter.

•
NIPSCO remains on schedule and on budget with its flue gas desulfurization (FGD) unit at its Michigan City Generating Station. The approximately $265 million project is expected to be placed in service by the end of this year. This investment, supported with cost recovery, improves air quality and helps ensure NIPSCO’s generation fleet remains in compliance with current environmental regulations. It also helps ensure that NIPSCO can continue offering low-cost, reliable and efficient generating capacity for its customers.

•
Progress also continued on two major electric transmission projects designed to enhance region-wide system flexibility and reliability. The Greentown-Reynolds project is an approximately 65-mile, 765-kilovolt line being constructed in a joint development agreement with Pioneer Transmission, and the Reynolds-Topeka project is a 100-mile, 345-kilovolt line. Right-of-way acquisition and permitting are under way for both projects and substation construction has begun on both projects. These projects involve an investment of approximately $500 million for NIPSCO and are anticipated to be in service by the end of 2018.

Second Quarter 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the three months ended June 30, 2015, were $212.1 million, compared to $219.1 million for the same period in 2014. Refer to Schedule 2 for the items included in 2015 and 2014 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the three months ended June 30, 2015, are discussed below.

Gas Distribution Operations reported operating earnings of $55.6 million for the three months ended June 30, 2015, compared with operating earnings of $62.5 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $17.3 million primarily attributable to increases in regulatory and service programs, including the implementation of rates under Columbia Gas of Ohio's approved infrastructure replacement program, as well as the impact of new rates at Columbia Gas of Pennsylvania and Columbia Gas of Virginia.

Operating expenses, excluding the impact of trackers, increased by $24.2 million due primarily to increased employee and administrative costs, higher depreciation, increased outside services costs and higher other taxes.

Electric Operations reported operating earnings of $56.6 million for the three months ended June 30, 2015, compared with operating earnings of $59.8 million for the prior year period. Net revenues, excluding the impact of trackers, decreased by $1.8 million primarily due to decreased industrial, residential and commercial usage, partially offset by increased environmental investment cost recovery.

Operating expenses, excluding the impact of trackers, increased by $1.4 million due primarily to higher depreciation, partially offset by lower electric generation costs.

Columbia Pipeline Group Operations reported operating earnings of $108.6 million for the three months ended June 30, 2015, compared with operating earnings of $103.7 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $20.5 million primarily due to higher demand margin revenue as a result of growth projects placed into service and new firm contracts, partially offset by lower mineral rights royalty revenue.

Operating expenses, excluding the impact of trackers, increased by $18.2 million primarily due to higher outside services costs, increased employee and administrative costs and higher depreciation. These increases in operating expenses were partially offset by higher gains on the conveyance of mineral interests. Equity earnings increased by $2.6 million primarily from higher earnings at Pennant Midstream.

Corporate and Other Operations reported an operating earnings loss of $ 8.7 million for the three months ended June 30, 2015, compared with an operating earnings loss of $6.9 million for the three months ended June 30, 2014.

Other Items
Interest expense, net was $117.1 million for the three months ended June 30, 2015 compared to interest expense, net of $109.1 million for the prior period. The increase in interest expense is due primarily to CPG’s issuance of long-term debt in May 2015 as part of the recapitalization, the expiration of interest rate swaps in July 2014, and the term loan agreed to in August 2014. These increases were partially offset by the maturity of long-term debt in July 2014 and the execution of NiSource's tender offer in May 2015.

Other, net reflected income of $6.5 million compared to income of $7.5 million in 2014.

The effective tax rate of net operating earnings was 35.5 percent compared to 33.7 percent for the same period last year.

Six Month Period 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the six months ended June 30, 2015, were $740.8 million, compared to $728.2 million for the same period in 2014. Refer to Schedule 2 for the items included in 2015 and 2014 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the six months ended June 30, 2015, are discussed below.

Gas Distribution Operations reported operating earnings of $361.4 million for the six months ended June 30, 2015, compared with operating earnings of $342.6 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $60.1 million primarily attributable to increases in regulatory and service programs, including the impact of new rates at Columbia Gas of Pennsylvania, Columbia Gas of Virginia and Columbia Gas of Massachusetts, as well as the implementation of rates under Columbia Gas of Ohio's approved infrastructure replacement program.

Operating expenses, excluding the impact of trackers, increased by $41.3 million due primarily to increased employee and administrative costs, higher depreciation, increased outside services costs and higher other taxes.

Electric Operations reported operating earnings of $123.8 million for the six months ended June 30, 2015, compared with operating earnings of $134.0 million for the prior year period. Net revenues, excluding the impact of trackers, decreased by $2.0 million primarily due to decreased off-system sales and lower industrial usage. These decreases were partially offset by higher revenue from two electric transmission projects authorized by the Midcontinent Independent System Operator (MISO), lower fuel handling costs and increased environmental investment cost recovery.

Operating expenses, excluding the impact of trackers, increased by $8.2 million due primarily to higher depreciation.

Columbia Pipeline Group Operations reported operating earnings of $271.6 million for the six months ended June 30, 2015, compared with operating earnings of $262.6 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $42.1 million primarily due to higher demand margin revenue as a result of growth projects placed into service and new firm contracts. This increase was partially offset by decreased mineral rights royalty revenue.

Operating expenses, excluding the impact of trackers, increased by $41.3 million primarily due to higher employee and administrative costs, increased outside service costs, higher depreciation and lower gains on the conveyances of mineral interests. Equity earnings increased by $8.2 million primarily from increased earnings at Pennant Midstream and Millennium Pipeline.

Corporate and Other Operations reported an operating earnings loss of $16.0 million for the six months ended June 30, 2015, compared with an operating earnings loss of $11.0 million for the six months ended June 30, 2014. The increase in operating earnings loss is primarily due to higher employee and administrative costs.

Other Items
Interest expense, net was $228.1 million for the six months ended June 30, 2015 compared to interest expense, net of $218.2 million for the prior period. The increase in interest expense is due primarily to CPG’s issuance of long-term debt in May 2015 as part of the recapitalization, the expiration of interest rate swaps in July 2014 and the term loan agreed to in August 2014. These increases were partially offset by the maturity of long-term debt in July 2014 and the execution of NiSource's tender offer in May 2015.

Other, net reflected income of $13.6 million compared to income of $12.0 million in 2014.

The effective tax rate of net operating earnings was 35.3 percent compared to 35.6 percent for the same period last year.

Regulation G Disclosure Statement
This press release includes guidance for NiSource with respect to net operating earnings from continuing operations, which is a non-GAAP financial measure as defined by the SEC’s Regulation G. It should be noted that there will likely be differences between such net operating earnings and GAAP equivalents due to various factors, including, but not limited to, weather, restructuring, environmental and separation related costs and expenses and accounting changes. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s more than 7,000 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource has been designated a World’s Most Ethical Company by the Ethisphere Institute since 2012 and is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding NiSource’s business, performance and growth following the separation. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this Quarterly Report on Form 10-Q include, but are not limited to, NiSource’s debt obligations and ability to comply with related covenants, changes in NiSource’s credit rating, growth opportunities for NiSource’s businesses, changes in general economic and market conditions, regulatory rate reviews and proceedings, increased competition in deregulated energy markets, compliance with environmental laws, fluctuations in weather, climate change, natural disasters, acts of terrorism and other catastrophic events, economic conditions in certain industries, fluctuations in the price of energy commodities, counterparty credit risk, any impairment of goodwill and definite-lived intangible assets, changes in taxation or accounting principles, accidents and other operating risks, aging infrastructure, disruptions in information technology and cyber-attacks, NiSource’s ability to achieve the intended benefits of the Separation and other matters set forth in the “Risk Factors” section in NiSource’s 2014 Form 10-K and subsequent Form 10-Q filed with the Securities and Exchange Commission, many of which are beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except per share amounts)	2015	2014	2015	2014
Net Revenues
Gas Distribution	$311.8	$426.4	$1,373.1	$1,619.7
Gas Transportation and Storage	427.4	390.1	1,055.4	968.6
Electric	376.5	401.8	768.4	847.1
Other	60.1	116.7	106.4	193.7
Gross Revenues	1,175.8	1,335.0	3,303.3	3,629.1
Cost of Sales (excluding depreciation and amortization)	218.6	371.7	1,024.6	1,433.0
Total Net Revenues	957.2	963.3	2,278.7	2,196.1
Operating Expenses
Operation and maintenance	432.9	401.0	837.5	777.9
Operation and maintenance - trackers	87.7	132.1	236.7	256.4
Depreciation and amortization	163.2	148.4	319.6	297.1
Depreciation and amortization - trackers	4.2	0.7	5.3	0.7
Gain on sale of assets	(8.3)	(0.3)	(13.6)	(17.8)
Other taxes	64.3	58.7	136.6	129.3
Other taxes - trackers	14.8	14.7	44.9	45.2
Total Operating Expenses	758.8	755.3	1,567.0	1,488.8
Equity Earnings in Unconsolidated Affiliates	13.7	11.1	29.1	20.9
Operating Earnings	212.1	219.1	740.8	728.2
Other Income (Deductions)
Interest expense, net	(117.1)	(109.1)	(228.1)	(218.2)
Other, net	6.5	7.5	13.6	12.0
Total Other Deductions	(110.6)	(101.6)	(214.5)	(206.2)
Operating Earnings From Continuing Operations
Before Income Taxes	101.5	117.5	526.3	522.0
Income Taxes	36.0	39.6	185.6	185.7
Net Operating Earnings from Continuing Operations	65.5	77.9	340.7	336.3
Net Operating Earnings from Continuing Operations - Noncontrolling Interest	(8.7)	—	(15.6)	—
Net Operating Earnings from Continuing Operations - Controlling Interest	56.8	77.9	325.1	336.3
GAAP Adjustment	(92.9)	0.6	(92.8)	8.6
GAAP (Loss) Income from Continuing Operations - Controlling Interest	$(36.1)	$78.5	$232.3	$344.9
Basic Net Operating Earnings Per Share from Continuing Operations	$0.18	$0.25	$1.03	$1.07
GAAP Basic (Loss) Earnings Per Share from Continuing Operations	$(0.11)	$0.25	$0.73	$1.10
Basic Average Common Shares Outstanding	317.5	315.0	317.0	314.6

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Gas Distribution Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Sales revenues	$514.6	$619.5	$1,951.5	$2,163.4
Less: Cost of gas sold	133.4	257.2	856.0	1,180.2
Net Revenues	381.2	362.3	1,095.5	983.2
Operating Expenses
Operation and maintenance	207.4	189.7	400.8	371.1
Operation and maintenance - trackers	18.6	17.1	117.0	64.5
Depreciation and amortization	58.2	54.1	114.3	106.3
Other taxes	26.6	24.2	57.1	53.5
Other taxes - trackers	14.8	14.7	44.9	45.2
Total Operating Expenses	325.6	299.8	734.1	640.6
Operating Earnings	$55.6	$62.5	$361.4	$342.6
GAAP Adjustment	(5.9)	(2.7)	13.5	19.0
GAAP Operating Income	$49.7	$59.8	$374.9	$361.6

	Three Months Ended June 30,		Six Months Ended June 30,
Electric Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Sales revenues	$376.6	$402.4	$769.6	$848.1
Less: Cost of sales	116.6	146.3	242.3	326.7
Net Revenues	260.0	256.1	527.3	521.4
Operating Expenses
Operation and maintenance	111.4	116.5	224.6	223.1
Operation and maintenance - trackers	7.9	5.7	14.9	11.6
Depreciation and amortization	64.3	59.4	125.4	119.8
Depreciation and amortization - trackers	4.2	0.7	5.3	0.7
Other taxes	15.6	14.0	33.3	32.2
Total Operating Expenses	203.4	196.3	403.5	387.4
Operating Earnings	$56.6	$59.8	$123.8	$134.0
GAAP Adjustment	(10.9)	3.1	(8.1)	7.8
GAAP Operating Income	$45.7	$62.9	$115.7	$141.8

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Columbia Pipeline Group Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Transportation revenues	$211.3	$181.5	$462.4	$403.8
Storage revenues	49.0	49.3	99.0	99.2
Other revenues	55.6	112.7	94.3	186.1
Total Operating Revenues	315.9	343.5	655.7	689.1
Less: Cost of sales	0.1	0.1	0.2	0.2
Net Revenues	315.8	343.4	655.5	688.9
Operating Expenses
Operation and maintenance	115.2	95.8	217.4	190.5
Operation and maintenance - trackers	61.2	109.3	104.8	180.3
Depreciation and amortization	33.9	28.8	66.4	58.5
Gain on sale of assets	(8.3)	(0.3)	(13.6)	(17.8)
Other taxes	18.9	17.2	38.0	35.7
Total Operating Expenses	220.9	250.8	413.0	447.2
Equity Earnings in Unconsolidated Affiliates	13.7	11.1	29.1	20.9
Operating Earnings	$108.6	$103.7	$271.6	$262.6
GAAP Adjustment	—	—	—	—
GAAP Operating Income	$108.6	$103.7	$271.6	$262.6

	Three Months Ended June 30,		Six Months Ended June 30,
Corporate and Other Operations
(in millions)	2015	2014	2015	2014
Operating Earnings Loss	$(8.7)	$(6.9)	$(16.0)	$(11.0)
GAAP Adjustment	(30.2)	0.1	(51.0)	(1.7)
GAAP Operating Loss	$(38.9)	$(6.8)	$(67.0)	$(12.7)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended June 30,		Six Months Ended June 30,

Gas Distribution Operations	2015	2014	2015	2014
Sales and Transportation (MMDth)
Residential	30.4	35.0	183.5	191.5
Commercial	25.1	27.4	113.8	117.5
Industrial	123.6	121.7	270.4	258.5
Off System	6.0	14.2	19.5	28.5
Other	(2.0)	(0.3)	(2.0)	(0.1)
Total	183.1	198.0	585.2	595.9
Weather Adjustment	6.3	2.3	(29.2)	(33.8)
Sales and Transportation Volumes - Excluding Weather	189.4	200.3	556.0	562.1

Heating Degree Days	489	555	3,893	3,992
Normal Heating Degree Days	599	599	3,491	3,491
% (Warmer) Colder than Normal	(18)%	(7)%	12%	14%
Customers
Residential			3,070,555	3,051,277
Commercial			280,329	278,776
Industrial			7,717	7,546
Other			938	14
Total			3,359,539	3,337,613

	Three Months Ended June 30,		Six Months Ended June 30,

Electric Operations	2015	2014	2015	2014
Sales (Gigawatt Hours)
Residential	716.9	793.2	1,582.7	1,689.4
Commercial	929.1	964.9	1,869.1	1,900.4
Industrial	2,295.0	2,455.8	4,720.4	5,062.9
Wholesale	1.0	12.1	117.9	323.9
Other	34.5	34.9	69.1	68.3
Total	3,976.5	4,260.9	8,359.2	9,044.9
Weather Adjustment	13.3	(44.4)	(28.9)	(114.4)
Sales Volumes - Excluding Weather	3,989.8	4,216.5	8,330.3	8,930.5

Cooling Degree Days	229	276	229	276
Normal Cooling Degree Days	229	229	229	229
% Colder than Normal	—%	21%	—%	21%
Electric Customers
Residential			402,955	401,671
Commercial			54,762	54,303
Industrial			2,357	2,370
Wholesale			747	767
Other			4	6
Total			460,825	459,117

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended June 30,		Six Months Ended June 30,

Columbia Pipeline Group Operations	2015	2014	2015	2014
Throughput (MMDth)
Columbia Transmission	215.3	194.2	706.3	653.7
Columbia Gulf	137.3	145.4	283.0	330.3
Crossroads Pipeline	3.5	3.5	8.6	9.2
Intrasegment eliminations	(11.4)	(21.6)	(40.1)	(83.2)
Total	344.7	321.5	957.8	910.0

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except per share amounts)	2015	2014	2015	2014
Net Operating Earnings from Continuing Operations - Controlling Interest	$56.8	$77.9	$325.1	$336.3
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	(6.8)	0.1	15.4	26.5
Operating Expenses:
Environmental costs	(10.0)	—	(10.0)	—
Transaction costs	(30.4)	—	(50.9)	—
Gain (Loss) on sale of assets	0.2	0.4	(0.1)	(1.4)
Total items excluded from operating earnings	(47.0)	0.5	(45.6)	25.1
Other Deductions:
Loss on early extinguishment of long-term debt	(97.2)	—	(97.2)	—
Income taxes - discrete items	(3.9)	—	(4.5)	(7.0)
Tax effect of above items	55.2	0.1	54.5	(9.5)
Total items excluded from net operating earnings	(92.9)	0.6	(92.8)	8.6
GAAP (Loss) Income from Continuing Operations - Controlling Interest	$(36.1)	$78.5	$232.3	$344.9
Basic Average Common Shares Outstanding	317.5	315.0	317.0	314.6
Basic Net Operating Earnings Per Share from Continuing Operations	$0.18	$0.25	$1.03	$1.07
Items excluded from net operating earnings (after-tax)	(0.29)	—	(0.30)	0.03
GAAP Basic (Loss) Earnings Per Share from Continuing Operations	$(0.11)	$0.25	$0.73	$1.10

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended June 30,

2015 (in millions)	Gas Distribution	Electric	Columbia Pipeline Group	Corporate & Other	Total
Operating Earnings (Loss)	$55.6	$56.6	$108.6	$(8.7)	$212.1
Net Revenues:
Weather - compared to normal	(5.9)	(0.9)	—	—	(6.8)
Total Impact - Net Revenues	(5.9)	(0.9)	—	—	(6.8)
Operating Expenses:
Environmental costs	—	(10.0)	—	—	(10.0)
Transaction costs	—	—	—	(30.4)	(30.4)
Gain on sale of assets	—	—	—	0.2	0.2
Total Impact - Operating Expenses	—	(10.0)	—	(30.2)	(40.2)
Total Impact - Operating Loss	$(5.9)	$(10.9)	$—	$(30.2)	$(47.0)
Operating Income (Loss) - GAAP	$49.7	$45.7	$108.6	$(38.9)	$165.1

2014 (in millions)	Gas Distribution	Electric	Columbia Pipeline Group	Corporate & Other	Total
Operating Earnings (Loss)	$62.5	$59.8	$103.7	$(6.9)	$219.1
Net Revenues:
Weather - compared to normal	(2.9)	3.0	—	—	0.1
Total Impact - Net Revenues	(2.9)	3.0	—	—	0.1
Operating Expenses:
Gain on sale of assets	0.2	0.1	—	0.1	0.4
Total Impact - Operating Expenses	0.2	0.1	—	0.1	0.4
Total Impact - Operating (Loss) Income	$(2.7)	$3.1	$—	$0.1	$0.5
Operating Income (Loss) - GAAP	$59.8	$62.9	$103.7	$(6.8)	$219.6

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Six Months ended June 30,

2015 (in millions)	Gas Distribution	Electric	Columbia Pipeline Group	Corporate & Other	Total
Operating Earnings (Loss)	$361.4	$123.8	$271.6	$(16.0)	$740.8
Net Revenues:
Weather - compared to normal	13.5	1.9	—	—	15.4
Total Impact - Net Revenues	13.5	1.9	—	—	15.4
Operating Expenses:
Environmental costs	—	(10.0)	—	—	(10.0)
Transaction costs	—	—	—	(50.9)	(50.9)
Loss on sale of assets	—	—	—	(0.1)	(0.1)
Total Impact - Operating Expenses	—	(10.0)	—	(51.0)	(61.0)
Total Impact - Operating Income (Loss)	$13.5	$(8.1)	$—	$(51.0)	$(45.6)
Operating Income (Loss) - GAAP	$374.9	$115.7	$271.6	$(67.0)	$695.2

2014 (in millions)	Gas Distribution	Electric	Columbia Pipeline Group	Corporate & Other	Total
Operating Earnings (Loss)	$342.6	$134.0	$262.6	$(11.0)	$728.2
Net Revenues:
Weather - compared to normal	18.8	7.7	—	—	26.5
Settlement agreement	—	—	—	—	—
Total Impact - Net Revenues	18.8	7.7	—	—	26.5
Operating Expenses:
Gain (Loss) on sale of assets	0.2	0.1	—	(1.7)	(1.4)
Total Impact - Operating Expenses	0.2	0.1	—	(1.7)	(1.4)
Total Impact - Operating (Loss) Income	$19.0	$7.8	$—	$(1.7)	$25.1
Operating Income (Loss) - GAAP	$361.6	$141.8	$262.6	$(12.7)	$753.3

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2015	2014	2015	2014
Net Revenues
Gas Distribution	$305.9	$423.5	$1,386.6	$1,638.5
Gas Transportation and Storage	427.4	390.1	1,055.4	968.6
Electric	375.6	404.8	770.3	854.8
Other	60.1	116.7	106.4	193.7
Gross Revenues	1,169.0	1,335.1	3,318.7	3,655.6
Cost of Sales (excluding depreciation and amortization)	218.6	371.7	1,024.6	1,433.0
Total Net Revenues	950.4	963.4	2,294.1	2,222.6
Operating Expenses
Operation and maintenance	561.0	533.1	1,135.1	1,034.3
Depreciation and amortization	167.4	149.1	324.9	297.8
Gain on sale of assets	(8.5)	(0.7)	(13.5)	(16.4)
Other taxes	79.1	73.4	181.5	174.5
Total Operating Expenses	799.0	754.9	1,628.0	1,490.2
Equity Earnings in Unconsolidated Affiliates	13.7	11.1	29.1	20.9
Operating Income	165.1	219.6	695.2	753.3
Other Income (Deductions)
Interest expense, net	(117.1)	(109.1)	(228.1)	(218.2)
Other, net	6.5	7.5	13.6	12.0
Loss on early extinguishment of long-term debt	(97.2)	—	(97.2)	—
Total Other Deductions	(207.8)	(101.6)	(311.7)	(206.2)
(Loss) Income from Continuing Operations before Income Taxes	(42.7)	118.0	383.5	547.1
Income Taxes	(15.3)	39.5	135.6	202.2
(Loss) Income from Continuing Operations	(27.4)	78.5	247.9	344.9
Loss from Discontinued Operations - net of taxes	(0.3)	(0.3)	(0.3)	(0.5)
Net (Loss) Income	(27.7)	78.2	247.6	344.4
Less: Net income attributable to noncontrolling interest	8.7	—	15.6	—
Net (Loss) Income attributable to NiSource	$(36.4)	$78.2	$232.0	$344.4
Amounts attributable to NiSource:
(Loss) Income from continuing operations	$(36.1)	$78.5	$232.3	$344.9
Loss from discontinued operations	(0.3)	(0.3)	(0.3)	(0.5)
Net (Loss) Income attributable to NiSource	$(36.4)	$78.2	$232.0	$344.4
Basic (Loss) Earnings Per Share
Continuing operations	$(0.11)	$0.25	$0.73	$1.10
Discontinued operations	—	—	—	—
Basic (Loss) Earnings Per Share	$(0.11)	$0.25	$0.73	$1.10
Diluted (Loss) Earnings Per Share
Continuing operations	$(0.11)	$0.25	$0.73	$1.09
Discontinued operations	—	—	—	—
Diluted (Loss) Earnings Per Share	$(0.11)	$0.25	$0.73	$1.09
Dividends Declared Per Common Share	$—	$0.26	$0.52	$0.76
Basic Average Common Shares Outstanding	317.5	315.0	317.0	314.6
Diluted Average Common Shares	317.5	316.1	318.0	315.7

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	June 30, 2015	December 31, 2014
ASSETS
Property, Plant and Equipment
Utility plant	$26,225.2	$25,234.8
Accumulated depreciation and amortization	(9,718.8)	(9,578.6)
Net utility plant	16,506.4	15,656.2
Other property, at cost, less accumulated depreciation	401.9	360.9
Net Property, Plant and Equipment	16,908.3	16,017.1
Investments and Other Assets
Unconsolidated affiliates	452.3	452.6
Other investments	200.7	210.4
Total Investments and Other Assets	653.0	663.0
Current Assets
Cash and cash equivalents	496.6	25.4
Restricted cash	25.2	24.9
Accounts receivable (less reserve of $38.1 and $25.2, respectively)	672.7	1,070.1
Gas inventory	259.2	445.1
Underrecovered gas costs	3.5	32.0
Materials and supplies, at average cost	112.4	106.0
Electric production fuel, at average cost	96.5	64.8
Exchange gas receivable	57.1	63.1
Regulatory assets	175.5	193.5
Deferred income taxes	303.8	272.1
Prepayments and other	133.2	169.5
Total Current Assets	2,335.7	2,466.5
Other Assets
Regulatory assets	1,673.7	1,696.4
Goodwill	3,666.2	3,666.2
Intangible assets	258.4	264.7
Deferred charges and other	111.6	92.4
Total Other Assets	5,709.9	5,719.7
Total Assets	$25,606.9	$24,866.3

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	June 30, 2015	December 31, 2014
CAPITALIZATION AND LIABILITIES
Capitalization
NiSource Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 317,668,149 and 316,037,421 shares outstanding, respectively	$3.2	$3.2
Additional paid-in capital	5,065.1	4,787.6
Retained earnings	1,561.1	1,494.0
Accumulated other comprehensive loss	(44.4)	(50.6)
Treasury stock	(79.1)	(58.9)
Total NiSource Common Stockholders’ Equity	6,505.9	6,175.3
Noncontrolling interest in consolidated subsidiaries	950.0	—
Total Equity	7,455.9	6,175.3
Long-term debt, excluding amounts due within one year	8,881.1	8,155.9
Total Capitalization	16,337.0	14,331.2
Current Liabilities
Current portion of long-term debt	442.6	266.6
Short-term borrowings	161.8	1,576.9
Accounts payable	429.2	670.6
Customer deposits and credits	206.9	294.3
Taxes accrued	221.5	266.7
Interest accrued	141.6	140.7
Overrecovered gas and fuel costs	198.6	45.6
Exchange gas payable	63.9	136.2
Deferred revenue	21.6	25.6
Regulatory liabilities	136.1	62.4
Accrued capital expenditures	146.3	61.1
Accrued liability for postretirement and postemployment benefits	5.9	5.9
Legal and environmental	34.5	24.2
Other accruals	313.8	378.1
Total Current Liabilities	2,524.3	3,954.9
Other Liabilities and Deferred Credits
Deferred income taxes	3,822.6	3,661.6
Deferred investment tax credits	16.1	17.3
Deferred credits	105.1	101.1
Accrued liability for postretirement and postemployment benefits	633.9	675.9
Regulatory liabilities	1,692.6	1,673.8
Asset retirement obligations	204.7	159.4
Other noncurrent liabilities	270.6	291.1
Total Other Liabilities and Deferred Credits	6,745.6	6,580.2
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$25,606.9	$24,866.3

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Six Months Ended June 30, (in millions)	2015	2014
Operating Activities
Net Income	$247.6	$344.4
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Loss on early extinguishment of debt	97.2	—
Depreciation and amortization	324.9	297.8
Net changes in price risk management assets and liabilities	0.1	1.4
Deferred income taxes and investment tax credits	119.2	186.8
Deferred revenue	6.8	1.6
Stock compensation expense and 401(k) profit sharing contribution	33.4	27.9
Gain on sale of assets	(13.5)	(16.4)
Income from unconsolidated affiliates	(28.4)	(20.6)
Loss from discontinued operations - net of taxes	0.3	0.5
Amortization of debt related costs	5.4	5.1
AFUDC equity	(13.3)	(9.2)
Distributions of earnings received from equity investees	27.9	12.9
Changes in Assets and Liabilities
Accounts receivable	385.6	176.4
Income tax receivable	(0.2)	1.0
Inventories	146.8	28.2
Accounts payable	(249.6)	(170.3)
Customer deposits and credits	(114.8)	(20.9)
Taxes accrued	(44.7)	(43.2)
Interest accrued	0.9	5.5
Over (Under) recovered gas and fuel costs	181.5	(11.6)
Exchange gas receivable/payable	(66.2)	(112.3)
Other accruals	(69.8)	(47.6)
Prepayments and other current assets	36.7	43.0
Regulatory assets/liabilities	125.4	14.8
Postretirement and postemployment benefits	(41.5)	(61.8)
Deferred credits	3.7	11.1
Deferred charges and other noncurrent assets	2.3	(0.3)
Other noncurrent liabilities	12.0	7.8
Net Operating Activities from Continuing Operations	1,115.7	652.0
Net Operating Activities used for Discontinued Operations	(0.1)	(1.0)
Net Cash Flows from Operating Activities	1,115.6	651.0
Investing Activities
Capital expenditures	(991.1)	(852.9)
Insurance recoveries	2.1	6.8
Proceeds from disposition of assets	16.7	6.2
Restricted cash deposits	(0.3)	(1.8)
Distributions from (contributions to) equity investees	2.2	(54.8)
Other investing activities	(23.4)	(1.1)
Net Cash Flows used for Investing Activities	(993.8)	(897.6)
Financing Activities
Issuance of common units of CPPL, net of issuance costs	1,168.4	—
Issuance of long-term debt	2,745.9	—
Repayments of long-term debt and capital lease obligations	(1,856.4)	(13.3)
Premiums and other debt related costs	(116.0)	—
Change in short-term borrowings, net	(1,415.1)	402.4
Issuance of common stock	12.4	16.1
Acquisition of treasury stock	(20.2)	(10.2)
Distributions to noncontrolling interest	(4.9)	—
Dividends paid - common stock	(164.7)	(157.2)
Net Cash Flows from Financing Activities	349.4	237.8
Change in cash and cash equivalents from (used for) continuing operations	471.3	(7.8)
Change in cash and cash equivalents used for discontinued operations	(0.1)	(1.0)
Cash and cash equivalents at beginning of period	25.4	26.8
Cash and Cash Equivalents at End of Period	$496.6	$18.0